Exhibit 99.1

Heritage Commerce Corp Earns Record $20.8 Million for the Fourth Quarter of 2022, and

Record $66.6 Million for Full Year 2022

San Jose, CA — January 26, 2023 — Heritage Commerce Corp (Nasdaq: HTBK), the holding company (the “Company”) for Heritage Bank of Commerce (the “Bank”), today announced fourth quarter 2022 net income increased 49% to $20.8 million, or $0.34 per average diluted common share, compared to $14.0 million, or $0.23 per average diluted common share, for the fourth quarter of 2021, and increased 15% from $18.1 million, or $0.30 per average diluted common share, for the third quarter of 2022. For the year ended December 31, 2022, net income increased 40% to $66.6 million, or $1.09 per average diluted common share, compared to $47.7 million, or $0.79 per average diluted common share, for the year ended December 31, 2021. All results are unaudited.

“Our quarterly results were a strong end to what was a record year on several measures,” said Clay Jones, President and Chief Executive Officer. “We achieved record net income for the fourth quarter and the year ended December 31, 2022 with a 23% increase in net interest income year-over-year, supported by solid loan growth both year-over-year and from the linked quarter. Performance metrics for the fourth quarter of 2022 were highlighted by a return on average tangible common equity of 18.89%, a return on average tangible assets of 1.59%, and net interest margin of 4.10%. Our efficiency ratio also improved to 44.98% for the fourth quarter and 49.93% for the year ended December 31, 2022.”

“Total deposits declined (6%) from the linked quarter and (8%) from 2021,” Mr. Jones stated. “The year-over-year decline was primarily related to the decrease in balances (of approximately $170 million) from two large depositors who had temporary high balances at December 31, 2021. Additional declines in deposits were related to the decrease in balances from the distribution of proceeds from the sale of client businesses and real estate, and to a lesser extent, clients moving funds to seek higher rates. We continue to foster our loyal client relationships as we focus on growing our Company in the Greater San Francisco Bay Area.”

“Our credit metrics remained strong in the fourth quarter of 2022. Nonperforming assets declined ($1.3) million from the fourth quarter a year ago, and classified assets decreased (57%) year-over-year and declined (49%) over the preceding quarter,” said Mr. Jones. “We recorded a $508,000 provision for credit losses on loans during the current quarter to support our growing loan portfolio, which resulted in an allowance for credit losses on loans to total loans of 1.44% at December 31, 2022. We continue to focus on maintaining a healthy balance sheet with strong capital. I want to thank our employees for their efforts this and every year, and for their unwavering commitment to our clients, communities and shareholders.”

Fourth Quarter Ended December 31, 2022

Operating Results, Balance Sheet Review, Capital Management, and Credit Quality

(as of, or for the periods ended December 31, 2022, compared to December 31, 2021, and September 30, 2022, except as noted):

Operating Results:

♦	Diluted earnings per share were $0.34 for the fourth quarter of 2022, compared to $0.23 for the fourth quarter of 2021, and $0.30 for the third quarter of 2022. Diluted earnings per share were $1.09 for the year ended December 31, 2022, compared to $0.79 for the year ended December 31, 2021.

♦	The following table indicates the ratios for the return on average tangible assets and the return on average tangible common equity for the periods indicated:

	For the Quarter Ended:			For the Year Ended:
	December 31,	September 30,	December 31,	December 31,	December 31,
(unaudited)	2022	2022	2021	2022	2021
Return on average tangible assets	1.59%	1.36%	1.00%	1.27%	0.96%
Return on average tangible common equity	18.89%	16.60%	13.50%	15.57%	11.86%

♦	Net interest income, before provision for credit losses on loans, increased 36% to $51.7 million for the fourth quarter of 2022, compared to $38.1 million for the fourth quarter of 2021. The fully tax equivalent (“FTE”) net interest margin increased 126 basis points to 4.10% for the fourth quarter of 2022, from 2.84% for the fourth quarter of 2021, primarily due to increases in the prime rate and the rate on overnight funds, a shift in the mix of earning assets into higher yielding loans and investment securities, and higher average yield on overnight funds, partially offset by lower interest and fees on Small Business Administration

(“SBA”) Paycheck Protection Program (“PPP”) loans, a decrease in the accretion of the loan purchase discount into interest income from acquired loans, lower prepayment fees, and a higher cost of funds.

●	Net interest income increased 8% to $51.7 million for the fourth quarter of 2022, compared to $48.0 million for the third quarter of 2022. The FTE net interest margin increased 37 basis points to 4.10% for the fourth quarter of 2022 from 3.73% for the third quarter of 2022, primarily due to a shift in the mix of earning assets as the Company invested its excess liquidity into higher yielding loans and investment securities, and higher average yields on overnight funds, partially offset by a higher cost of funds.

●	Net interest income increased 23% to $179.9 million for the year ended December 31, 2022, compared to $146.1 million for the year ended December 31, 2021. For the year ended December 31, 2022, the FTE net interest margin increased 52 basis points to 3.57%, compared to 3.05% for the year ended December 31, 2021, primarily due to higher average balances of loans and investment securities, higher average yields on investment securities and overnight funds, partially offset by lower interest and fees on PPP loans, a decrease in the accretion of the loan purchase discount into interest income from acquired loans, lower prepayment fees, a lower yield on the Bay View Funding factoring portfolio, and a higher cost of funds.

♦	The following table, as of December 31, 2022, sets forth the estimated changes in the Company’s annual net interest income that would result from the designated instantaneous parallel shift in interest rates from the base rate:

	Increase/(Decrease) in
	Estimated Net
	Interest Income(1)
	Amount	Percent
Change in Interest Rates (basis points) (in $000's, unaudited)
+400	$20,274	9.4%
+300	$15,183	7.1%
+200	$10,119	4.7%
+100	$5,090	2.4%
0	—	—
−100	$(10,250)	(4.8)%
−200	$(24,753)	(11.5)%
−300	$(39,082)	(18.2)%
−400	$(52,586)	(24.5)%

(1)	Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results. Actual rates paid on deposits may differ from the hypothetical interest rates modeled due to competitive or market factors, which could reduce any actual impact on net interest income.

♦	The following tables present the average balance of loans outstanding, interest income, and the average yield for the periods indicated:
●	The average yield on the total loan portfolio increased to 5.19% for the fourth quarter of 2022, compared to 4.90% for the third quarter of 2022, primarily due to increases in the prime rate, partially offset by lower fees on PPP loans, and higher average balances of lower yielding purchased residential mortgage loans.

	For the Quarter Ended			For the Quarter Ended
	December 31, 2022			September 30, 2022
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,654,311	$33,594	5.02%	$2,573,908	$30,490	4.70%
Prepayment fees	—	123	0.02%	—	96	0.01%
PPP loans	1,255	3	0.95%	4,593	11	0.95%
PPP fees, net	—	25	7.90%	—	190	16.41%
Asset-based lending	35,519	756	8.44%	53,514	1,032	7.65%
Bay View Funding factored receivables	71,789	3,696	20.43%	62,623	3,201	20.28%
Purchased residential mortgages	485,149	3,842	3.14%	446,190	3,414	3.04%
Purchased commercial real estate ("CRE") loans	7,307	80	4.34%	8,337	83	3.95%
Loan fair value mark / accretion	(4,774)	382	0.06%	(5,178)	353	0.05%
Total loans (includes loans held-for-sale)	$3,250,556	$42,501	5.19%	$3,143,987	$38,870	4.90%

●	The average yield on the total loan portfolio increased to 5.19% for the fourth quarter of 2022, compared to 4.93% for the fourth quarter of 2021, primarily due to increases in the prime rate, partially offset by lower interest and fees on PPP loans, a decrease in the accretion of the loan purchase discount into interest income from acquired loans, lower prepayment fees, and higher average balances of lower yielding purchased residential mortgages.

	For the Quarter Ended			For the Quarter Ended
	December 31, 2022			December 31, 2021
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,654,311	$33,594	5.02%	$2,432,700	$26,484	4.32%
Prepayment fees	—	123	0.02%	—	397	0.06%
PPP loans	1,255	3	0.95%	127,592	318	0.99%
PPP fees, net	—	25	7.90%	—	2,211	6.87%
Asset-based lending	35,519	756	8.44%	52,918	683	5.12%
Bay View Funding factored receivables	71,789	3,696	20.43%	62,571	3,248	20.59%
Purchased residential mortgages	485,149	3,842	3.14%	199,139	1,437	2.86%
Purchased CRE loans	7,307	80	4.34%	8,929	69	3.07%
Loan fair value mark / accretion	(4,774)	382	0.06%	(7,728)	915	0.15%
Total loans (includes loans held-for-sale)	$3,250,556	$42,501	5.19%	$2,876,121	$35,762	4.93%

●	The average yield on the total loan portfolio decreased to 4.91% for the year ended December 31, 2022, compared to 5.03% for the year ended December 31, 2021, primarily due to a decrease in interest and fees on PPP loans, a decrease in the accretion of the loan purchase discount into interest income from acquired loans, lower prepayment fees, and an increase in the average balance of lower yielding purchased residential mortgages.

	For the Year Ended			For the Year Ended
	December 31, 2022			December 31, 2021
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,561,195	$117,582	4.59%	$2,299,367	$101,690	4.42%
Prepayment fees	—	1,278	0.05%	—	2,700	0.12%
PPP loans	21,689	213	0.98%	249,253	2,481	1.00%
PPP fees, net	—	2,054	9.47%	—	9,995	4.01%
Asset-based lending	51,990	3,613	6.95%	39,798	2,106	5.29%
Bay View Funding factored receivables	64,099	12,819	20.00%	52,618	11,485	21.83%
Purchased residential mortgages	417,672	12,395	2.97%	122,566	3,555	2.90%
Purchased CRE loans	8,143	317	3.89%	12,436	441	3.55%
Loan fair value mark / accretion	(5,782)	2,739	0.11%	(9,717)	4,791	0.21%
Total loans (includes loans held-for-sale)	$3,119,006	$153,010	4.91%	$2,766,321	$139,244	5.03%

●	In aggregate, the remaining net purchase discount on total loans acquired from Focus Business Bank, Tri-Valley Bank, United American Bank, and Presidio Bank was $4.6 million at December 31, 2022.

♦	The average cost of total deposits was 0.25% for the fourth quarter of 2022, compared to 0.10% for the fourth quarter of 2021, and 0.13% for the third quarter of 2022. The average cost of total deposits was 0.15% for the year ended December 31, 2022, compared to 0.11% for the year ended December 31, 2021.

♦	During the fourth quarter of 2022, there was a provision for credit losses on loans of $508,000, compared to a $615,000 negative provision for credit losses on loans for the fourth quarter of 2021, and a provision for credit losses on loans of $1.0 million for the third quarter of 2022. There was a provision for credit losses on loans of $766,000 for the year ended December 31, 2022, compared to a $3.1 million negative provision for credit losses on loans for the year ended December 31, 2021.
♦	Total noninterest income remained relatively flat at $2.8 million for both the fourth quarter of 2022 and 2021. The fourth quarter of 2022 included higher income on off-balance sheet deposits. The fourth quarter of 2021 included termination fees, a gain on sales of SBA loans, and a gain on proceeds from company-owned life insurance. Total noninterest income remained relatively flat at $2.8 million for both the fourth and third quarters of 2022, as higher service charges and fees on deposit accounts was offset by a lower gain on sales of SBA loans during the fourth quarter of 2022.

●	For the year ended December 31, 2022, total noninterest income increased 4% to $10.1 million, compared to $9.7 million for the year ended December 31, 2021, primarily due to higher income on off-balance sheet deposits, and a $669,000 gain on warrants, partially offset by a lower gain on sales of SBA loans and a lower gain on proceeds from company-owned life insurance during the year ended December 31, 2022.

♦	Total noninterest expense for the fourth quarter of 2022 increased to $24.5 million, compared to $22.2 million for the fourth quarter of 2021, primarily due to higher salaries and employee benefits, higher rent included in occupancy and equipment expense, higher professional fees, and higher insurance and information technology related expenses included in other noninterest expense during the fourth quarter of 2022.

●	Total noninterest expense for the fourth quarter of 2022 increased to $24.5 million, compared to $23.9 million for the third quarter of 2022, primarily due to approximately $900,000 in additional expense as a result of higher bonuses, professional fees, insurance and information technology related expenses incurred during the fourth quarter of 2022. The higher salaries and employee benefits during the third quarter of 2022 included $784,000 of restricted stock expense for vesting of restricted common stock held by the previous President and Chief Executive Officer of the Company, which was partially offset by a higher bonus accrual during the fourth quarter of 2022.

●	Noninterest expense for the year ended December 31, 2022 increased to $94.9 million, compared to $93.1 million for the year ended December 31, 2021, primarily due to higher salaries and employee benefits, higher rent included in occupancy and equipment expense, and higher insurance and information technology related expenses during the year ended December 31, 2022. These increases were partially offset by higher legal fees included in professional fees and a reserve for a legal settlement included in other noninterest expense during the year ended December 31, 2021.

●	Full time equivalent employees were 331 at December 31, 2022, and 326 at December 31, 2021, and 327 at September 30, 2022.

♦	The efficiency ratio was 44.98% for the fourth quarter of 2022, compared to 54.32% for the fourth quarter of 2021, and 47.02% for the third quarter of 2022. The efficiency ratio for the year ended December 31, 2022 was 49.93%, compared to 59.74% for the year ended December 31, 2021. The improvement in the efficiency ratio for the fourth quarter of 2022 and the year ended December 31, 2022 was primarily due to an increase in net interest income from the rising interest rate environment.

♦	Income tax expense was $8.7 million for the fourth quarter of 2022, compared to $5.3 million for the fourth quarter of 2021, and $7.8 million for the third quarter of 2022. The effective tax rate for the fourth quarter of 2022 was 29.5%, compared to 27.7% for the fourth quarter of 2021, and 30.3% for the third quarter of 2022. Income tax expense for the year ended December 31, 2022 was $27.8 million, compared to $18.2 million for the year ended December 31, 2021. The effective tax rate for the year ended December 31, 2022 was 29.5%, compared to 27.6% for the year ended December 31, 2021.

Balance Sheet Review, Capital Management and Credit Quality:

♦Total assets decreased (6%) to $5.154 billion at December 31, 2022, compared to $5.499 billion at December 31, 2021, and decreased (5%) from $5.431 billion at September 30, 2022.

♦	Securities available-for-sale, at fair value, totaled $489.6 million at December 31, 2022, compared to $102.3 million at December 31, 2021, and $478.5 million at September 30, 2022. At December 31, 2022, the Company’s securities available-for-sale portfolio was comprised of $418.5 million of U.S. Treasury securities and $71.1 million of agency mortgage-backed securities (all issued by U.S. Government sponsored entities).
●	The pre-tax unrealized loss on U.S. Treasury securities available-for-sale at December 31, 2022 was ($10.3) million, compared to a pre-tax unrealized loss of ($10.1) million at September 30, 2022. There were no U.S. Treasury securities available-for-sale at December 31, 2021. The pre-tax unrealized loss on mortgage-backed securities available-for-sale at December 31, 2022 was ($5.8) million, compared to a pre-tax unrealized gain of $2.9 million at December 31, 2021, and a pre-tax unrealized loss of ($7.3) million at September 30, 2022. The pre-tax unrealized loss on total securities available-for-sale at December 31, 2022 was ($16.1) million, compared to a pre-tax unrealized gain of $2.9 million at December 31, 2021, and a pre-tax unrealized loss of ($17.4) million at September 30, 2022. All other factors remaining the same, when market interest rates are increasing, the Company will experience a higher unrealized loss in the securities portfolio.
●	During the fourth quarter of 2022, the Company purchased $11.7 million of U.S. Treasury securities available-for-sale, with a book yield of 4.53% and an average life of 1.28 years. During the year ended December 31, 2022, the Company purchased $425.7 million of U.S. Treasury securities available-for-sale, with a book yield of 3.08% and an average life of 2.25 years.
♦	At December 31, 2022, securities held-to-maturity, at amortized cost, totaled $715.0 million, compared to $658.4 million at December 31, 2021, and $703.8 million at September 30, 2022. At December 31, 2022, the Company’s securities held-to-maturity portfolio was comprised of $677.4 million of agency mortgage-backed securities, and $37.6 million of tax-exempt municipal bonds.
●	The pre-tax unrealized loss on mortgage-backed securities held-to-maturity at December 31, 2022 was ($99.7) million, compared to a pre-tax unrealized loss of ($1.6) million at December 31, 2021, and a pre-tax unrealized loss of ($108.1) million at September 30, 2022. The pre-tax unrealized loss on municipal bonds held-to-maturity at December 31, 2022 was ($810,000), compared to a pre-tax unrealized gain of $805,000 at December 31, 2021, and a pre-tax unrealized loss of ($2.1) million at September 30, 2022. The pre-tax unrealized loss on total securities held-to-maturity at December 31, 2022 was ($100.6) million, compared to a pre-tax unrealized loss of ($790,000) at December 31, 2021, and a pre-tax unrealized loss of ($110.2) million at September 30, 2022.
●	During the fourth quarter of 2022, the Company purchased $27.1 million of agency mortgage-backed securities held-to-maturity, with a book yield of 5.13% and an average life of 8.56 years. During the year ended December 31, 2022, the Company purchased $146.6 million of agency mortgage-backed securities held-to-maturity, with a book yield of 2.75% and an average life of 6.92 years.
♦	The average life of the total investment securities portfolio was 4.93 years at December 31, 2022.

♦	The loan portfolio remains well-diversified as reflected in the following table which summarizes the distribution of loans, excluding loans held-for-sale, and the percentage of distribution in each category for the periods indicated:

LOANS	December 31, 2022		September 30, 2022		December 31, 2021
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Commercial	$532,749	16%	$541,215	17%	$594,108	19%
PPP Loans(1)	1,166	0%	1,614	0%	88,726	3%
Real estate:
CRE - owner occupied	614,663	19%	612,241	19%	595,934	19%
CRE - non-owner occupied	1,066,368	32%	1,023,405	32%	902,326	29%
Land and construction	163,577	5%	167,439	5%	147,855	5%
Home equity	120,724	4%	116,489	3%	109,579	4%
Multifamily	244,882	7%	229,455	7%	218,856	7%
Residential mortgages	537,905	16%	508,839	16%	416,660	13%
Consumer and other	17,033	1%	16,620	1%	16,744	1%
Total Loans	3,299,067	100%	3,217,317	100%	3,090,788	100%
Deferred loan costs (fees), net	(517)	—	(844)	—	(3,462)	—
Loans, net of deferred costs and fees	$3,298,550	100%	$3,216,473	100%	$3,087,326	100%

(1)	Less than 1% at December 31, 2022 and September 30, 2022.

●	Loans, excluding loans held-for-sale, increased $211.2 million, or 7%, to $3.299 billion at December 31, 2022, compared to $3.087 billion at December 31, 2021, and increased $82.1 million, or 3%, from $3.216 billion at September 30, 2022. Total loans at December 31, 2022 included $1.2 million of PPP loans, compared to $88.7 million at December 31, 2021 and $1.6 million at September 30, 2022. Total loans at December 31, 2022 included $537.9 million of residential mortgages, compared to $416.7 million at December 31, 2021, and $508.8 million at September 30, 2022. Loans, excluding loans held-for-sale, PPP loans and residential mortgages, increased $175.5 million, or 7%, to $2.760 billion at December 31, 2022, compared to $2.584 billion at December 31, 2021, and increased $53.4 million, or 2%, from $2.706 billion at September 30, 2022.

●	Commercial and industrial (“C&I”) line utilization was 29% at both December 31, 2022 and September 30, 2022, compared to 31% at December 31, 2021.

●	At both December 31, 2022 and September 30, 2022, there was 37% of the CRE loan portfolio secured by owner-occupied real estate, compared to 40% at December 31, 2021.

●	At December 31, 2022, approximately 33% of the Company’s loan portfolio consisted of floating interest rate loans, compared to 38% at December 31, 2021, and 34% at September 30, 2022.

●	During the fourth quarter of 2022, the Company purchased single family residential mortgage loans totaling $37.4 million, tied to homes located in California, with average principal balances of approximately $1.0 million and a bond equivalent yield of approximately 5.22%, which uses the average life of the loan to recognize the discount into income. During the year ended December 31, 2022, the Company purchased single family residential mortgage loans totaling $185.4 million, tied to homes located in California, with average principal balances of approximately $934,000.

♦	The following table summarizes the allowance for credit losses on loans (“ACLL”) for the periods indicated:

	At or For the Quarter Ended:			For the Year Ended:
ALLOWANCE FOR CREDIT LOSSES ON LOANS	December 31,	September 30,	December 31,	December 31,	December 31,
(in $000’s, unaudited)	2022	2022	2021	2022	2021
Balance at beginning of period	$46,921	$45,490	$43,680	$43,290	$44,400
Charge-offs during the period	(56)	(7)	(87)	(434)	(520)
Recoveries during the period	139	432	312	3,890	2,544
Net recoveries (charge-offs) during the period	83	425	225	3,456	2,024
Provision for (recapture of) credit losses on loans during the period	508	1,006	(615)	766	(3,134)
Balance at end of period	$47,512	$46,921	$43,290	$47,512	$43,290

Total loans, net of deferred fees	$3,298,550	$3,216,473	$3,087,326	$3,298,550	$3,087,326
Total nonperforming loans	$2,425	$1,036	$3,738	$2,425	$3,738
ACLL to total loans	1.44%	1.46%	1.40%	1.44%	1.40%
ACLL to total nonperforming loans	1,959.26%	4,529.05%	1,158.11%	1,959.26%	1,158.11%

●	The following table shows the drivers of change in ACLL under the current expected credit losses (“CECL”) methodology for the full year of 2022:

DRIVERS OF CHANGE IN ACLL UNDER CECL
(in $000’s, unaudited)
ACLL at December 31, 2021	$43,290
Portfolio changes during the first quarter of 2022 including net recoveries	(33)
Qualitative and quantitative changes during the first
quarter of 2022 including changes in economic forecasts	(469)
ACLL at March 31, 2022	42,788
Portfolio changes during the second quarter of 2022 including net recoveries	1,383
Qualitative and quantitative changes during the second
quarter of 2022 including changes in economic forecasts	1,319
ACLL at June 30, 2022	45,490
Portfolio changes during the third quarter of 2022 including net recoveries	2,009
Qualitative and quantitative changes during the third
quarter of 2022 including changes in economic forecasts	(578)
ACLL at September 30, 2022	46,921
Portfolio changes during the fourth quarter of 2022 including net recoveries	1,316
Qualitative and quantitative changes during the fourth
quarter of 2022 including changes in economic forecasts	(725)
ACLL at December 31, 2022	$47,512

♦	The following is a breakout of nonperforming assets (“NPAs”) at the periods indicated:

NONPERFORMING ASSETS	December 31, 2022		September 30, 2022		December 31, 2021
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Restructured and loans over 90 days past due
and still accruing	$1,685	70%	$545	53%	$278	8%
Commercial loans	642	26%	491	47%	1,122	30%
Home equity loans	98	4%	—	—%	84	2%
CRE loans	—	—%	—	—%	2,254	60%
Total nonperforming assets	$2,425	100%	$1,036	100%	$3,738	100%

●	NPAs totaled $2.4 million, or 0.05% of total assets, at December 31, 2022, compared to $3.7 million, or 0.07% of total assets, at December 31, 2021, and $1.0 million, or 0.02% of total assets, at September 30, 2022.

●	There were no foreclosed assets on the balance sheet at December 31, 2022, December 31, 2021, or September 30, 2022.

●	Classified assets decreased to $14.5 million, or 0.28% of total assets, at December 31, 2022, compared to $33.7 million, or 0.61% of total assets, at December 31, 2021, and $28.6 million, or 0.53% of total assets, at September 30, 2022.

♦	The following table summarizes the distribution of deposits and the percentage of distribution in each category for the periods indicated:

DEPOSITS	December 31, 2022		September 30, 2022		December 31, 2021
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Demand, noninterest-bearing	$1,736,722	40%	$1,883,574	40%	$1,903,768	40%
Demand, interest-bearing	1,196,427	27%	1,154,403	24%	1,308,114	27%
Savings and money market	1,285,444	29%	1,487,400	32%	1,375,825	29%
Time deposits — under $250	32,445	1%	34,728	1%	38,734	1%
Time deposits — $250 and over	108,192	2%	93,263	2%	94,700	2%
CDARS — interest-bearing demand,
money market and time deposits	30,374	1%	29,897	1%	38,271	1%
Total deposits	$4,389,604	100%	$4,683,265	100%	$4,759,412	100%

●	Total deposits decreased ($369.8) million, or (8%), to $4.390 billion at December 31, 2022, compared to $4.759 billion at December 31, 2021, and decreased ($293.7) million, or (6%), from $4.683 billion at September 30, 2022.

●	Deposits, excluding all time deposits and CDARS deposits, decreased ($369.2) million, or (8%), to $4.219 billion at December 31, 2022, compared to $4.588 billion at December 31, 2021, and decreased ($306.8) million, or (7%), compared to $4.525 billion at September 30, 2022.

●	Off-balance sheet deposits increased $9.4 million, or 4%, to $254.4 million at December 31, 2022, compared to $245.0 million at December 31, 2021, and increased $3.9 million, or 2%, from $250.5 million at September 30, 2022.

♦	The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded regulatory guidelines under the Basel III prompt corrective action (“PCA”) regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at December 31, 2022, as reflected in the following table:

			Well-capitalized
			Financial
			Institution	Basel III
	Heritage	Heritage	Basel III PCA	Minimum
	Commerce	Bank of	Regulatory	Regulatory
CAPITAL RATIOS (unaudited)	Corp	Commerce	Guidelines	Requirement (1)
Total Capital	14.8%	14.2%	10.0%	10.5%
Tier 1 Capital	12.7%	13.2%	8.0%	8.5%
Common Equity Tier 1 Capital	12.7%	13.2%	6.5%	7.0%
Tier 1 Leverage	9.2%	9.5%	5.0%	4.0%

(1)	Basel III minimum regulatory requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the leverage ratio.

♦	The following table reflects the components of accumulated other comprehensive loss, net of taxes, for the periods indicated:

ACCUMULATED OTHER COMPREHENSIVE LOSS	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2022	2022	2021
Unrealized (loss) gain on securities available-for-sale	$(11,506)	$(12,398)	$1,991
Split dollar insurance contracts liability	(3,091)	(5,511)	(5,480)
Supplemental executive retirement plan liability	(2,371)	(7,428)	(7,669)
Unrealized gain on interest-only strip from SBA loans	112	125	162
Total accumulated other comprehensive loss	$(16,856)	$(25,212)	$(10,996)

Heritage Commerce Corp, a bank holding company established in October 1997, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Oakland, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo, San Rafael, Sunnyvale, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender. Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in San Jose, CA and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com.

Forward-Looking Statement Disclaimer

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission (“SEC”), Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the following: (1) geopolitical and domestic political developments that can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, and increase the volatility of financial markets; (2) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; (3) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (4) inflationary pressures and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make; (5) changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of our allowance for credit losses and our provision for credit losses; (6) volatility in credit and equity markets and its effect on the global economy; (7) conditions relating to the impact of the COVID-19 pandemic, and other infectious illness outbreaks that may arise in the future, our customers, employees, businesses, liquidity, financial results and overall condition including severity and duration of the associated uncertainties in U.S. and global markets; (8) our ability to effectively compete with other banks and financial services companies and the effects of competition in the financial services industry on our business; (9) our ability to achieve loan growth and attract deposits in our market area, the impact of the cost of deposits and our ability to retain deposits; (10) risks associated with concentrations in real estate related loans; (11) the relative strength or weakness of the commercial and real estate markets where our borrowers are located, including related asset and market prices; (12) credit related impairment charges to our securities portfolio; (13) increased capital requirements for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (14) regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company; (15) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (16) our inability to attract, recruit, and retain qualified officers and other personnel could harm our ability to implement our strategic plan, impair our relationships with customers and adversely affect our business, results of operations and growth prospects; (17) possible adjustment of the valuation of our deferred tax assets; (18) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft; (19) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (20) risks of loss of funding of Small Business Administration (“SBA”) or SBA loan programs, or changes in those programs; (21) compliance with applicable laws and governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities, accounting and tax matters; (22) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (23) the expense and uncertain resolution of litigation matters whether occurring in the ordinary course of business or otherwise; (24) availability of and competition for acquisition opportunities; (25) risks resulting from domestic terrorism; (26) risks resulting from social unrest and protests; (27) risks of natural disasters (including earthquakes, fires, and flooding) and other events beyond our control; and (28) our success in managing the risks involved in the foregoing factors.

Member FDIC

For additional information, contact:

Debbie Reuter

EVP, Corporate Secretary

Direct: (408) 494-4542

Debbie.Reuter@herbank.com

	For the Quarter Ended:			Percent Change From:		For the Year Ended:
CONSOLIDATED INCOME STATEMENTS	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,	December 31,	Percent
(in $000’s, unaudited)	2022	2022	2021	2022	2021	2022	2021	Change
Interest income	$55,192	$50,174	$39,956	10%	38%	$188,828	$153,256	23%
Interest expense	3,453	2,133	1,847	62%	87%	8,948	7,131	25%
Net interest income before provision
for credit losses on loans	51,739	48,041	38,109	8%	36%	179,880	146,125	23%
Provision for (recapture of) credit losses on loans	508	1,006	(615)	(50)%	183%	766	(3,134)	124%
Net interest income after provision
for credit losses on loans	51,231	47,035	38,724	9%	32%	179,114	149,259	20%
Noninterest income:
Service charges and fees on deposit
accounts	1,801	1,360	644	32%	180%	4,640	2,488	86%
Increase in cash surrender value of
life insurance	481	484	454	(1)%	6%	1,925	1,838	5%
Servicing income	138	125	138	10%	0%	508	553	(8)%
Gain on sales of SBA loans	—	308	491	(100)%	(100)%	491	1,718	(71)%
Gain on warrants	—	32	—	(100)%	N/A	669	11	5982%
Termination fees	—	16	618	(100)%	(100)%	61	797	(92)%
Gain on proceeds from company-owned
life insurance	—	—	104	N/A	(100)%	27	675	(96)%
Other	352	456	361	(23)%	(2)%	1,790	1,608	11%
Total noninterest income	2,772	2,781	2,810	0%	(1)%	10,111	9,688	4%
Noninterest expense:
Salaries and employee benefits	13,915	14,119	12,871	(1)%	8%	55,331	51,862	7%
Occupancy and equipment	2,510	2,415	2,366	4%	6%	9,639	9,038	7%
Professional fees	1,414	1,230	1,200	15%	18%	5,015	5,901	(15)%
Other	6,679	6,135	5,790	9%	15%	24,874	26,276	(5)%
Total noninterest expense	24,518	23,899	22,227	3%	10%	94,859	93,077	2%
Income before income taxes	29,485	25,917	19,307	14%	53%	94,366	65,870	43%
Income tax expense	8,686	7,848	5,342	11%	63%	27,811	18,170	53%
Net income	$20,799	$18,069	$13,965	15%	49%	$66,555	$47,700	40%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.34	$0.30	$0.23	13%	48%	$1.10	$0.79	39%
Diluted earnings per share	$0.34	$0.30	$0.23	13%	48%	$1.09	$0.79	38%
Weighted average shares outstanding - basic	60,788,803	60,686,992	60,298,424	0%	1%	60,602,962	60,133,821	1%
Weighted average shares outstanding - diluted	61,357,023	61,123,801	60,844,221	0%	1%	61,090,290	60,689,062	1%
Common shares outstanding at period-end	60,852,723	60,716,794	60,339,837	0%	1%	60,852,723	60,339,837	1%
Dividend per share	$0.13	$0.13	$0.13	0%	0%	$0.52	$0.52	0%
Book value per share	$10.39	$10.04	$9.91	3%	5%	$10.39	$9.91	5%
Tangible book value per share	$7.46	$7.09	$6.91	5%	8%	$7.46	$6.91	8%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	13.40%	11.72%	9.35%	14%	43%	10.95%	8.15%	34%
Annualized return on average tangible
common equity	18.89%	16.60%	13.50%	14%	40%	15.57%	11.86%	31%
Annualized return on average assets	1.54%	1.31%	0.97%	18%	59%	1.23%	0.92%	34%
Annualized return on average tangible assets	1.59%	1.36%	1.00%	17%	59%	1.27%	0.96%	32%
Net interest margin (FTE)	4.10%	3.73%	2.84%	10%	44%	3.57%	3.05%	17%
Efficiency ratio	44.98%	47.02%	54.32%	(4)%	(17)%	49.93%	59.74%	(16)%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,360,867	$5,466,330	$5,695,136	(2)%	(6)%	$5,401,220	$5,166,294	5%
Average tangible assets	$5,181,793	$5,286,591	$5,513,359	(2)%	(6)%	$5,221,159	$4,983,407	5%
Average earning assets	$5,009,578	$5,117,373	$5,336,129	(2)%	(6)%	$5,051,552	$4,805,630	5%
Average loans held-for-sale	$2,346	$3,282	$4,047	(29)%	(42)%	$2,238	$4,095	(45)%
Average total loans	$3,248,210	$3,140,705	$2,872,074	3%	13%	$3,116,768	$2,762,226	13%
Average deposits	$4,600,533	$4,712,044	$4,945,204	(2)%	(7)%	$4,647,200	$4,426,885	5%
Average demand deposits - noninterest-bearing	$1,851,003	$1,910,748	$1,979,940	(3)%	(7)%	$1,863,928	$1,834,909	2%
Average interest-bearing deposits	$2,749,530	$2,801,296	$2,965,264	(2)%	(7)%	$2,783,272	$2,591,976	7%
Average interest-bearing liabilities	$2,788,880	$2,840,611	$3,005,212	(2)%	(7)%	$2,825,035	$2,631,848	7%
Average equity	$615,941	$611,707	$592,291	1%	4%	$607,603	$585,156	4%
Average tangible common equity	$436,867	$431,968	$410,514	1%	6%	$427,542	$402,269	6%

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2022	2022	2022	2022	2021
Interest income	$55,192	$50,174	$43,556	$39,906	$39,956
Interest expense	3,453	2,133	1,677	1,685	1,847
Net interest income before provision
for credit losses on loans	51,739	48,041	41,879	38,221	38,109
Provision for (recapture of) credit losses on loans	508	1,006	(181)	(567)	(615)
Net interest income after provision
for credit losses on loans	51,231	47,035	42,060	38,788	38,724
Noninterest income:
Service charges and fees on deposit
accounts	1,801	1,360	867	612	644
Increase in cash surrender value of
life insurance	481	484	480	480	454
Servicing income	138	125	139	106	138
Gain on sales of SBA loans	—	308	27	156	491
Gain on warrants	—	32	—	637	—
Termination fees	—	16	45	—	618
Gain on proceeds from company-owned
life insurance	—	—	27	—	104
Other	352	456	513	469	361
Total noninterest income	2,772	2,781	2,098	2,460	2,810
Noninterest expense:
Salaries and employee benefits	13,915	14,119	13,476	13,821	12,871
Occupancy and equipment	2,510	2,415	2,277	2,437	2,366
Professional fees	1,414	1,230	1,291	1,080	1,200
Other	6,679	6,135	6,146	5,914	5,790
Total noninterest expense	24,518	23,899	23,190	23,252	22,227
Income before income taxes	29,485	25,917	20,968	17,996	19,307
Income tax expense	8,686	7,848	6,147	5,130	5,342
Net income	$20,799	$18,069	$14,821	$12,866	$13,965

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.34	$0.30	$0.24	$0.21	$0.23
Diluted earnings per share	$0.34	$0.30	$0.24	$0.21	$0.23
Weighted average shares outstanding - basic	60,788,803	60,686,992	60,542,170	60,393,883	60,298,424
Weighted average shares outstanding - diluted	61,357,023	61,123,801	60,969,154	60,921,835	60,844,221
Common shares outstanding at period-end	60,852,723	60,716,794	60,666,794	60,407,846	60,339,837
Dividend per share	$0.13	$0.13	$0.13	$0.13	$0.13
Book value per share	$10.39	$10.04	$10.01	$9.95	$9.91
Tangible book value per share	$7.46	$7.09	$7.04	$6.96	$6.91

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	13.40%	11.72%	9.86%	8.71%	9.35%
Annualized return on average tangible
common equity	18.89%	16.60%	14.06%	12.47%	13.50%
Annualized return on average assets	1.54%	1.31%	1.11%	0.96%	0.97%
Annualized return on average tangible assets	1.59%	1.36%	1.15%	0.99%	1.00%
Net interest margin (FTE)	4.10%	3.73%	3.38%	3.05%	2.84%
Efficiency ratio	44.98%	47.02%	52.73%	57.16%	54.32%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,360,867	$5,466,330	$5,334,636	$5,443,240	$5,695,136
Average tangible assets	$5,181,793	$5,286,591	$5,154,245	$5,262,175	$5,513,359
Average earning assets	$5,009,578	$5,117,373	$4,985,611	$5,093,851	$5,336,129
Average loans held-for-sale	$2,346	$3,282	$1,824	$1,478	$4,047
Average total loans	$3,248,210	$3,140,705	$3,048,353	$3,027,111	$2,872,074
Average deposits	$4,600,533	$4,712,044	$4,579,436	$4,697,136	$4,945,204
Average demand deposits - noninterest-bearing	$1,851,003	$1,910,748	$1,836,350	$1,857,164	$1,979,940
Average interest-bearing deposits	$2,749,530	$2,801,296	$2,743,086	$2,839,972	$2,965,264
Average interest-bearing liabilities	$2,788,880	$2,840,611	$2,791,527	$2,879,952	$3,005,212
Average equity	$615,941	$611,707	$603,182	$599,355	$592,291
Average tangible common equity	$436,867	$431,968	$422,791	$418,290	$410,514

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	December 31,	September 30,	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2022	2022	2021	2022	2021
ASSETS
Cash and due from banks	$27,595	$40,500	$15,703	(32)%	76%
Other investments and interest-bearing deposits
in other financial institutions	279,008	641,251	1,290,513	(56)%	(78)%
Securities available-for-sale, at fair value	489,596	478,534	102,252	2%	379%
Securities held-to-maturity, at amortized cost	714,990	703,794	658,397	2%	9%
Loans held-for-sale - SBA, including deferred costs	2,456	2,081	2,367	18%	4%
Loans:
Commercial	532,749	541,215	594,108	(2)%	(10)%
PPP loans	1,166	1,614	88,726	(28)%	(99)%
Real estate:
CRE - owner occupied	614,663	612,241	595,934	0%	3%
CRE - non-owner occupied	1,066,368	1,023,405	902,326	4%	18%
Land and construction	163,577	167,439	147,855	(2)%	11%
Home equity	120,724	116,489	109,579	4%	10%
Multifamily	244,882	229,455	218,856	7%	12%
Residential mortgages	537,905	508,839	416,660	6%	29%
Consumer and other	17,033	16,620	16,744	2%	2%
Loans	3,299,067	3,217,317	3,090,788	3%	7%
Deferred loan fees, net	(517)	(844)	(3,462)	(39)%	(85)%
Total loans, net of deferred costs and fees	3,298,550	3,216,473	3,087,326	3%	7%
Allowance for credit losses on loans	(47,512)	(46,921)	(43,290)	1%	10%
Loans, net	3,251,038	3,169,552	3,044,036	3%	7%
Company-owned life insurance	78,945	78,456	77,589	1%	2%
Premises and equipment, net	9,301	9,428	9,639	(1)%	(4)%
Goodwill	167,631	167,631	167,631	0%	0%
Other intangible assets	11,033	11,692	13,668	(6)%	(19)%
Accrued interest receivable and other assets	122,631	128,343	117,614	(4)%	4%
Total assets	$5,154,224	$5,431,262	$5,499,409	(5)%	(6)%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,736,722	$1,883,574	$1,903,768	(8)%	(9)%
Demand, interest-bearing	1,196,427	1,154,403	1,308,114	4%	(9)%
Savings and money market	1,285,444	1,487,400	1,375,825	(14)%	(7)%
Time deposits - under $250	32,445	34,728	38,734	(7)%	(16)%
Time deposits - $250 and over	108,192	93,263	94,700	16%	14%
CDARS - money market and time deposits	30,374	29,897	38,271	2%	(21)%
Total deposits	4,389,604	4,683,265	4,759,412	(6)%	(8)%
Subordinated debt, net of issuance costs	39,350	39,312	39,925	0%	(1)%
Accrued interest payable and other liabilities	92,814	99,168	102,044	(6)%	(9)%
Total liabilities	4,521,768	4,821,745	4,901,381	(6)%	(8)%

Shareholders’ Equity:
Common stock	502,923	501,240	497,695	0%	1%
Retained earnings	146,389	133,489	111,329	10%	31%
Accumulated other comprehensive loss	(16,856)	(25,212)	(10,996)	33%	(53)%
Total shareholders' equity	632,456	609,517	598,028	4%	6%
Total liabilities and shareholders’ equity	$5,154,224	$5,431,262	$5,499,409	(5)%	(6)%

	End of Period:
CONSOLIDATED BALANCE SHEETS	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2022	2022	2022	2022	2021
ASSETS
Cash and due from banks	$27,595	$40,500	$35,764	$29,729	$15,703
Other investments and interest-bearing deposits
in other financial institutions	279,008	641,251	840,821	1,187,436	1,290,513
Securities available-for-sale, at fair value	489,596	478,534	332,129	111,217	102,252
Securities held-to-maturity, at amortized cost	714,990	703,794	723,716	736,823	658,397
Loans held-for-sale - SBA, including deferred costs	2,456	2,081	2,281	831	2,367
Loans:
Commercial	532,749	541,215	523,268	568,053	594,108
PPP loans	1,166	1,614	8,153	37,393	88,726
Real estate:
CRE - owner occupied	614,663	612,241	597,521	597,542	595,934
CRE - non-owner occupied	1,066,368	1,023,405	993,621	928,220	902,326
Land and construction	163,577	167,439	155,389	153,323	147,855
Home equity	120,724	116,489	116,641	111,609	109,579
Multifamily	244,882	229,455	221,938	221,767	218,856
Residential mortgages	537,905	508,839	448,958	391,171	416,660
Consumer and other	17,033	16,620	18,354	17,110	16,744
Loans	3,299,067	3,217,317	3,083,843	3,026,188	3,090,788
Deferred loan fees, net	(517)	(844)	(1,391)	(2,124)	(3,462)
Total loans, net of deferred fees	3,298,550	3,216,473	3,082,452	3,024,064	3,087,326
Allowance for credit losses on loans	(47,512)	(46,921)	(45,490)	(42,788)	(43,290)
Loans, net	3,251,038	3,169,552	3,036,962	2,981,276	3,044,036
Company-owned life insurance	78,945	78,456	77,972	78,069	77,589
Premises and equipment, net	9,301	9,428	9,593	9,580	9,639
Goodwill	167,631	167,631	167,631	167,631	167,631
Other intangible assets	11,033	11,692	12,351	13,009	13,668
Accrued interest receivable and other assets	122,631	128,343	117,621	111,797	117,614
Total assets	$5,154,224	$5,431,262	$5,356,841	$5,427,398	$5,499,409

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,736,722	$1,883,574	$1,846,365	$1,811,943	$1,903,768
Demand, interest-bearing	1,196,427	1,154,403	1,218,538	1,268,942	1,308,114
Savings and money market	1,285,444	1,487,400	1,387,003	1,447,434	1,375,825
Time deposits - under $250	32,445	34,728	36,691	38,417	38,734
Time deposits - $250 and over	108,192	93,263	98,760	93,161	94,700
CDARS - money market and time deposits	30,374	29,897	26,287	30,008	38,271
Total deposits	4,389,604	4,683,265	4,613,644	4,689,905	4,759,412
Subordinated debt, net of issuance costs	39,350	39,312	39,274	39,987	39,925
Accrued interest payable and other liabilities	92,814	99,168	96,699	96,450	102,044
Total liabilities	4,521,768	4,821,745	4,749,617	4,826,342	4,901,381

Shareholders’ Equity:
Common stock	502,923	501,240	499,832	498,763	497,695
Retained earnings	146,389	133,489	123,310	116,347	111,329
Accumulated other comprehensive loss	(16,856)	(25,212)	(15,918)	(14,054)	(10,996)
Total shareholders' equity	632,456	609,517	607,224	601,056	598,028
Total liabilities and shareholders’ equity	$5,154,224	$5,431,262	$5,356,841	$5,427,398	$5,499,409

	At or For the Quarter Ended:			Percent Change From:
CREDIT QUALITY DATA	December 31,	September 30,	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2022	2022	2021	2022	2021
Nonaccrual loans - held-for-investment	$740	$491	$3,460	51%	(79)%
Restructured and loans over 90 days past due
and still accruing	1,685	545	278	209%	506%
Total nonperforming loans	2,425	1,036	3,738	134%	(35)%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$2,425	$1,036	$3,738	134%	(35)%
Other restructured loans still accruing	$171	$93	$125	84%	37%
Net charge-offs (recoveries) during the quarter	$(83)	$(425)	$(225)	80%	63%
Provision for (recapture of) credit losses on loans during the quarter	$508	$1,006	$(615)	(50)%	183%
Allowance for credit losses on loans	$47,512	$46,921	$43,290	1%	10%
Classified assets	$14,544	$28,570	$33,719	(49)%	(57)%
Allowance for credit losses on loans to total loans	1.44%	1.46%	1.40%	(1)%	3%
Allowance for credit losses on loans to total nonperforming loans	1,959.26%	4,529.05%	1,158.11%	(57)%	69%
Nonperforming assets to total assets	0.05%	0.02%	0.07%	150%	(29)%
Nonperforming loans to total loans	0.07%	0.03%	0.12%	133%	(42)%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	3%	6%	7%	(50)%	(57)%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	3%	5%	7%	(40)%	(57)%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$453,792	$430,194	$416,729	5%	9%
Shareholders’ equity / total assets	12.27%	11.22%	10.87%	9%	13%
Tangible common equity / tangible assets (2)	9.12%	8.19%	7.84%	11%	16%
Loan to deposit ratio	75.14%	68.68%	64.87%	9%	16%
Noninterest-bearing deposits / total deposits	39.56%	40.22%	40.00%	(2)%	(1)%
Total capital ratio	14.8%	14.5%	14.4%	2%	3%
Tier 1 capital ratio	12.7%	12.4%	12.3%	2%	3%
Common Equity Tier 1 capital ratio	12.7%	12.4%	12.3%	2%	3%
Tier 1 leverage ratio	9.2%	8.7%	7.9%	6%	16%
Heritage Bank of Commerce:
Total capital ratio	14.2%	14.0%	13.8%	1%	3%
Tier 1 capital ratio	13.2%	12.9%	12.8%	2%	3%
Common Equity Tier 1 capital ratio	13.2%	12.9%	12.8%	2%	3%
Tier 1 leverage ratio	9.5%	9.0%	8.2%	6%	16%

(1)	Represents shareholders' equity minus goodwill and other intangible assets
(2)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	At or For the Quarter Ended:
CREDIT QUALITY DATA	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2022	2022	2022	2022	2021
Nonaccrual loans - held-for-investment	$740	$491	$1,734	$3,303	$3,460
Restructured and loans over 90 days past due
and still accruing	1,685	545	981	527	278
Total nonperforming loans	2,425	1,036	2,715	3,830	3,738
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$2,425	$1,036	$2,715	$3,830	$3,738
Other restructured loans still accruing	$171	$93	$113	$125	$125
Net charge-offs (recoveries) during the quarter	$(83)	$(425)	$(2,883)	$(65)	$(225)
Provision for (recapture of) credit losses on loans during the quarter	$508	$1,006	$(181)	$(567)	$(615)
Allowance for credit losses on loans	$47,512	$46,921	$45,490	$42,788	$43,290
Classified assets	$14,544	$28,570	$28,929	$30,579	$33,719
Allowance for credit losses on loans to total loans	1.44%	1.46%	1.48%	1.41%	1.40%
Allowance for credit losses on loans to total nonperforming loans	1,959.26%	4,529.05%	1,675.51%	1,117.18%	1,158.11%
Nonperforming assets to total assets	0.05%	0.02%	0.05%	0.07%	0.07%
Nonperforming loans to total loans	0.07%	0.03%	0.09%	0.13%	0.12%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	3%	6%	6%	6%	7%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	3%	5%	6%	6%	7%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$453,792	$430,194	$427,242	$420,416	$416,729
Shareholders’ equity / total assets	12.27%	11.22%	11.34%	11.07%	10.87%
Tangible common equity / tangible assets (2)	9.12%	8.19%	8.25%	8.01%	7.84%
Loan to deposit ratio	75.14%	68.68%	66.81%	64.48%	64.87%
Noninterest-bearing deposits / total deposits	39.56%	40.22%	40.02%	38.63%	40.00%
Total capital ratio	14.8%	14.5%	14.6%	14.6%	14.4%
Tier 1 capital ratio	12.7%	12.4%	12.5%	12.4%	12.3%
Common Equity Tier 1 capital ratio	12.7%	12.4%	12.5%	12.4%	12.3%
Tier 1 leverage ratio	9.2%	8.7%	8.7%	8.3%	7.9%
Heritage Bank of Commerce:
Total capital ratio	14.2%	14.0%	14.1%	13.9%	13.8%
Tier 1 capital ratio	13.2%	12.9%	13.0%	12.9%	12.8%
Common Equity Tier 1 capital ratio	13.2%	12.9%	13.0%	12.9%	12.8%
Tier 1 leverage ratio	9.5%	9.0%	9.0%	8.7%	8.2%

(1)	Represents shareholders' equity minus goodwill and other intangible assets
(2)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	For the Quarter Ended			For the Quarter Ended
	December 31, 2022			December 31, 2021
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,250,556	$42,501	5.19%	$2,876,121	$35,762	4.93%
Securities - taxable	1,156,563	6,941	2.38%	660,663	2,686	1.61%
Securities - exempt from Federal tax (3)	37,958	324	3.39%	54,965	457	3.30%
Other investments and interest-bearing deposits
in other financial institutions	564,501	5,494	3.86%	1,744,380	1,147	0.26%
Total interest earning assets (3)	5,009,578	55,260	4.38%	5,336,129	40,052	2.98%
Cash and due from banks	36,392			38,178
Premises and equipment, net	9,436			9,755
Goodwill and other intangible assets	179,074			181,777
Other assets	126,387			129,297
Total assets	$5,360,867			$5,695,136

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,851,003			$1,979,940

Demand, interest-bearing	1,164,378	945	0.32%	1,346,878	559	0.16%
Savings and money market	1,424,964	1,694	0.47%	1,451,230	582	0.16%
Time deposits - under $100	12,157	7	0.23%	13,766	5	0.14%
Time deposits - $100 and over	120,246	268	0.88%	118,089	116	0.39%
CDARS - money market and time deposits	27,785	1	0.01%	35,301	2	0.02%
Total interest-bearing deposits	2,749,530	2,915	0.42%	2,965,264	1,264	0.17%
Total deposits	4,600,533	2,915	0.25%	4,945,204	1,264	0.10%

Subordinated debt, net of issuance costs	39,326	538	5.43%	39,896	583	5.80%
Short-term borrowings	24	—	0.00%	52	—	0.00%
Total interest-bearing liabilities	2,788,880	3,453	0.49%	3,005,212	1,847	0.24%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,639,883	3,453	0.30%	4,985,152	1,847	0.15%
Other liabilities	105,043			117,693
Total liabilities	4,744,926			5,102,845
Shareholders’ equity	615,941			592,291
Total liabilities and shareholders’ equity	$5,360,867			$5,695,136

Net interest income (3) / margin		51,807	4.10%		38,205	2.84%
Less tax equivalent adjustment (3)		(68)			(96)
Net interest income		$51,739			$38,109

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $326,000 for the fourth quarter of 2022 (of which $25,000 was from PPP loans), compared to $2,567,000 for the fourth quarter of 2021 (of which $2,211,000 was from PPP loans). Prepayment fees totaled $123,000 for the fourth quarter of 2022, compared to $397,000 for the fourth quarter of 2021.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Quarter Ended			For the Quarter Ended
	December 31, 2022			September 30, 2022
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,250,556	$42,501	5.19%	$3,143,987	$38,870	4.90%
Securities - taxable	1,156,563	6,941	2.38%	1,076,742	5,874	2.16%
Securities - exempt from Federal tax (3)	37,958	324	3.39%	38,733	329	3.37%
Other investments and interest-bearing deposits
in other financial institutions	564,501	5,494	3.86%	857,911	5,170	2.39%
Total interest earning assets (3)	5,009,578	55,260	4.38%	5,117,373	50,243	3.90%
Cash and due from banks	36,392			37,961
Premises and equipment, net	9,436			9,591
Goodwill and other intangible assets	179,074			179,739
Other assets	126,387			121,666
Total assets	$5,360,867			$5,466,330

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,851,003			$1,910,748

Demand, interest-bearing	1,164,378	945	0.32%	1,205,937	543	0.18%
Savings and money market	1,424,964	1,694	0.47%	1,429,055	925	0.26%
Time deposits - under $100	12,157	7	0.23%	12,329	5	0.16%
Time deposits - $100 and over	120,246	268	0.88%	123,458	121	0.39%
CDARS - money market and time deposits	27,785	1	0.01%	30,517	1	0.01%
Total interest-bearing deposits	2,749,530	2,915	0.42%	2,801,296	1,595	0.23%
Total deposits	4,600,533	2,915	0.25%	4,712,044	1,595	0.13%

Subordinated debt, net of issuance costs	39,326	538	5.43%	39,288	538	5.43%
Short-term borrowings	24	—	0.00%	27	—	0.00%
Total interest-bearing liabilities	2,788,880	3,453	0.49%	2,840,611	2,133	0.30%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,639,883	3,453	0.30%	4,751,359	2,133	0.18%
Other liabilities	105,043			103,264
Total liabilities	4,744,926			4,854,623
Shareholders’ equity	615,941			611,707
Total liabilities and shareholders’ equity	$5,360,867			$5,466,330

Net interest income (3) / margin		51,807	4.10%		48,110	3.73%
Less tax equivalent adjustment (3)		(68)			(69)
Net interest income		$51,739			$48,041

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $326,000 for the fourth quarter of 2022 (of which $25,000 was from PPP loans), compared to $507,000 for the third quarter of 2022 (of which $190,000 was from PPP loans). Prepayment fees totaled $123,000 for the fourth quarter of 2022, compared to $96,000 for the third quarter of 2022.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Year Ended			For the Year Ended
	December 31, 2022			December 31, 2021
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,119,006	$153,010	4.91%	$2,766,321	$139,244	5.03%
Securities - taxable	983,137	20,666	2.10%	534,387	8,678	1.62%
Securities - exempt from Federal tax (3)	40,478	1,372	3.39%	60,566	1,995	3.29%
Other investments, interest-bearing deposits in other
financial institutions and Federal funds sold	908,931	14,068	1.55%	1,444,356	3,758	0.26%
Total interest earning assets (3)	5,051,552	189,116	3.74%	4,805,630	153,675	3.20%
Cash and due from banks	37,287			39,841
Premises and equipment, net	9,574			10,056
Goodwill and other intangible assets	180,061			182,887
Other assets	122,746			127,880
Total assets	$5,401,220			$5,166,294

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,863,928			$1,834,909

Demand, interest-bearing	1,224,676	2,415	0.20%	1,164,556	1,988	0.17%
Savings and money market	1,394,283	3,720	0.27%	1,251,438	2,195	0.18%
Time deposits - under $100	12,587	21	0.17%	14,924	29	0.19%
Time deposits - $100 and over	122,018	609	0.50%	128,753	598	0.46%
CDARS - money market and time deposits	29,708	5	0.02%	32,305	6	0.02%
Total interest-bearing deposits	2,783,272	6,770	0.24%	2,591,976	4,816	0.19%
Total deposits	4,647,200	6,770	0.15%	4,426,885	4,816	0.11%

Subordinated debt, net of issuance costs	41,739	2,178	5.22%	39,827	2,314	5.81%
Short-term borrowings	24	—	0.00%	45	1	2.22%
Total interest-bearing liabilities	2,825,035	8,948	0.32%	2,631,848	7,131	0.27%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,688,963	8,948	0.19%	4,466,757	7,131	0.16%
Other liabilities	104,654			114,381
Total liabilities	4,793,617			4,581,138
Shareholders’ equity	607,603			585,156
Total liabilities and shareholders’ equity	$5,401,220			$5,166,294

Net interest income (3) / margin		180,168	3.57%		146,544	3.05%
Less tax equivalent adjustment (3)		(288)			(419)
Net interest income		$179,880			$146,125

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $3,437,000 for the year ended December 31, 2022 (of which $2,054,000 was from PPP loans), compared to $11,257,000 for the year ended December 31, 2021 (of which $9,995,000 was from PPP loans). Prepayment fees totaled $1,278,000 for the year ended December 31, 2022, compared to $2,700,000 for the year ended December 31, 2021.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.